Exhibit (d) (a)

                                              AMENDMENT
                                     TO THE AMENDED AND RESTATED
                                    INVESTMENT ADVISORY AGREEMENT
                                     DATED AS OF OCTOBER 1, 2003
                                      BETWEEN AMSOUTH FUNDS AND
                                   AMSOUTH ASSET MANAGEMENT, INC.

      This Amendment is made as of June 16, 2004 between AMSOUTH FUNDS, a Massachusetts business trust (herein called the "Trust"), and AMSOUTH ASSET MANAGEMENT, INC., an Alabama corporation, (herein called the "Investment Adviser"). The parties hereby amend Schedule A to the Amended and Restated Investment Advisory Agreement between the Trust and the Investment Adviser, dated as of October 15, 2002 and amended and restated as of October 1, 2003, as follows:

NAME OF FUND
------------

AmSouth Funds                     Annual rate of forty one-hundredths of one
Tax-Exempt Money Market Fund      percent (.40%) of AmSouth Funds Tax-Exempt
                                  Money Market Fund's average daily net assets.

AmSouth Funds                     Annual rate of sixty-five one-hundredths of
Bond Fund                         one percent (.65%) of AmSouth Funds Bond
                                  Fund's average daily net assets.

AmSouth Funds                     Annual rate of sixty-five one-hundredths of
Municipal Bond Fund               one percent (.65%) of AmSouth Funds Municipal
                                  Bond Fund's average daily net assets.

AmSouth Funds                     Annual rate of sixty-five one-hundredths of
Government Income Fund            one percent (.65%) of AmSouth Funds
                                  Government Income Fund's average daily net assets.

AmSouth Funds                     Annual rate of sixty-five one-hundredths of
Florida Tax-Exempt Fund           one percent (.65%) of AmSouth Funds Florida
                                  Tax-Exempt Fund's average daily net assets.


      This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be fully executed as of the day and year first written above.

AMSOUTH ASSET                                    AMSOUTH FUNDS
MANAGEMENT, INC.


/s/ Joseph T. Keating                            /s/ John Calvano
-----------------------------                    -----------------------------
By:     Joseph T. Keating                        By:     John Calvano
Title:  Chairman                                 Title:  President